UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006

UTSTARCOM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)    (Zip code)

(510) 864-8800
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 22, 2006, UTStarcom, Inc., a Delaware corporation (the “Company”), announced in the press release attached hereto as Exhibit 99.1, that the Company is soliciting consents from the holders of its 7/8% Convertible Subordinated Notes due 2008 (the “Notes”).  The Company is requesting a waiver, to and including May 31, 2007, of any default or event of default under the terms of the indenture governing the Notes that may arise from its failure to file with the Securities and Exchange Commission and furnish to the trustee and holders of the Notes, certain reports required to be filed under the Securities Exchange Act of 1934 and certain amendments to the indenture governing the Notes.  The consent solicitation statement delivered to holders the Notes and the related form of letter of consent are attached hereto as exhibits and are incorporated herein in their entirety.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits

99.1	Press release entitled “UTStarcom Commences Noteholder Consent Solicitation.”
99.2	Consent Solicitation Statement dated December 22, 2006 related to the Company’s 7/8% Convertible Subordinated Notes due 2008.
99.3	Form of Letter of Consent related to the Company’s 7/8% Convertible Subordinated Notes due 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: December 22, 2006	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

99.1	Press Release entitled “UTStarcom Commences Noteholder Consent Solicitation.”

99.2	Consent Solicitation Statement dated December 22, 2006 related to the Company’s 7/8% Convertible Subordinated Notes due 2008.

99.3	Form of Letter of Consent related to the Company’s 7/8% Convertible Subordinated Notes due 2008.